Exhibit 99.2
Insperity Unveils Updated HR Solutions Portfolio
Insperity HR360, Insperity HRCore, and Insperity HRScale

Houston, TX – July 31, 2025 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions, today announced its updated HR solutions portfolio strategy, designed to meet the evolving needs of small to medium size businesses (SMB) and their employees and shape the future of HR.
With nearly 40 years in the market, Insperity’s mission is to help businesses succeed so communities prosper. Insperity continues to deliver culture-driven, people-centric solutions – combining the best of human and technological capabilities to improve the likelihood, degree, and speed of success for companies in the dynamic SMB marketplace.
Insperity is rebranding its existing category-leading solutions as Insperity HR360 and Insperity HRCore. The portfolio will also include the newly announced Insperity HRScaleTM solution that is being developed through the company’s strategic partnership with Workday. Each solution is tailored to address specific aspects of HR management, offering unrivaled, comprehensive support for businesses at every stage of growth and development.
●Insperity HR360: Insperity’s flagship PEO solution (formerly known as Workforce Optimization) is designed for small and midsize businesses seeking a comprehensive people strategy and HR expertise to manage HR efficiently and effectively to drive business results. From payroll and benefits to compliance and talent management, the Insperity HR360® solution offers a seamless blend of advanced technology, HR services, insights, and liability management. This solution empowers businesses to build a sophisticated HR function, achieving excellence in their people strategy to drive sustainable success.
●Insperity HRCore: This solution is ideal for businesses ready to upgrade their HR function. The Insperity HRCore™ solution (formerly known as Workforce Acceleration) provides foundational HR technology and support, tailored to companies seeking straightforward yet reliable HR capabilities. It enables businesses to manage their workforce more efficiently while laying the groundwork for a more sophisticated HR function as their needs evolve.
●Insperity HRScale: Developed for midsized businesses through a strategic partnership with Workday, this solution is designed to combine the HR expertise of Insperity’s full-service PEO offering with the advanced capabilities of Workday Human Capital Management (HCM), with a focus on affordability, ease and speed of deployment, and agility as companies scale. Insperity HRScale will be available to early adopter customers in 2026. For more information on Insperity HRScale, please visit here.
These premium HR solutions expand Insperity’s addressable market and provide the opportunity to help more SMBs and their employees.

Improving Lives Through Additional Product Offerings
Insperity’s additional product portfolio is dedicated to solving complex challenges for companies and improving the lives of business owners and their employees.
Insperity offers a variety of additional services to help business owners, including direct-placement recruiting, employment screening, retirement plan administration, and business insurance products and services. New offerings to help businesses are evaluated on an ongoing basis and added to the portfolio. Recently, Insperity added:
●Insperity Contractor Management powered by Wingspan addresses the evolution of the workforce and increase in independent contractors that receive a 1099. This solution allows this growing number of clients to more effectively manage and pay their 1099 talent. Wingspan also makes available to these 1099 workers additional benefits and services that they may be unable to access effectively on their own.
Insperity addresses employees’ total well-being by offering solutions and components that aim to improve the lives of employees and their families while alleviating administrative burdens for employers, including health benefit plans sponsored by Insperity, 401(k) retirement plans, supplemental insurance, voluntary benefits, and employee well-being tools and services. Employees and their families also benefit from:
●Insperity Perks+™ program offers enrolled employees with a marketplace of discounted products and financial management tools, helping enrolled employees achieve financial stability and peace of mind.
About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering a suite of the most comprehensive, scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need to drive performance and growth. With 2024 revenues of $6.6 billion and more than 100 sales offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Insperity’s plans, beliefs, and expectations. These forward-looking statements are based only on currently available information and Insperity’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, such as to plans, strategies, projected or anticipated benefits, or other future events, including those related to Insperity’s strategic partnership with Workday, Inc., they are subject to inherent risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of Insperity’s control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to, risks described in Insperity’s filings with the Securities and Exchange Commission, such as Insperity’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to vary from expectations. Insperity does not assume any obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Investor Relations Contact:
James D. Allison
Executive Vice President of Finance,
Chief Financial Officer and Treasurer
281-348-3140
Investor.Relations@Insperity.com
News Media Contact:
Cynthia Murga
Director, Public Relations
713-324-1414
Media@insperity.com